Exhibit (10)(a)(ii)

                          AMENDED AND RESTATED
                             REVOLVING NOTE

$22,000,000                                            Chicago, Illinois
                                                        October 30, 1996


      FOR VALUE RECEIVED, the undersigned, HAUPPAUGE RECORD MANUFACTURING LTD., a New York corporation ("Borrower"), hereby unconditionally promises to pay to the order of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Lender") at the office of Lender at 33 North LaSalle Street, Chicago, Illinois 60690 or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWENTY-TWO MILLION AND 00/100 DOLLARS ($22,000,000), or, if less, the aggregate unpaid principal amount of the Revolving Loan (as defined in the Loan Agreement (as defined below)). This Note is referred to in and was executed and delivered pursuant that certain Amended and Restated Loan and Security Agreement dated as of October 30, 1996 between Borrower and Lender (as amended, modified or supplemented from time to time, the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

      Borrower further promises to pay interest on the unpaid principal amount hereof from time to time outstanding at a fluctuating rate per annum equal to the Base Rate as from time to time in effect plus one and one-quarter of one percent (1.25%), provided that following the occurrence and during the continuance of a Default, Borrower shall pay interest from the date of such Default (or, in the event of a Default other than as described in subsections 9.1(A), (H), or (I) of the Loan Agreement, from the date of notice to such effect from Lender) at the rate set forth above plus an additional three percent (3.00%) per annum. Interest shall be payable on the dates provided for in the Loan

Agreement, and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

      If any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified above. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

      Payments received by Lender on this Note shall be applied as provided in the Loan Agreement and may be applied to the payment of interest which is due and payable before application to the outstanding principal balance hereof, subject to Lender's rights to otherwise apply such payments as provided in the Loan Agreement.

      Upon and after the occurrence of a Default or as otherwise provided in the Loan Agreement, this Note may, at the option of Lender, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon the termination of the Loan Agreement.

      Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys' fees and expenses.

      This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

      Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

      The unpaid balance of the indebtedness hitherto evidenced by that certain Amended and Restated Revolving Note dated January 10, 1995 made by Borrower to the order of Lender in the principal amount of $14,000,000 and that certain Revolving Note dated January 24, 1995 made by AFL to the order of Lender in the principal amount of $20,000,000 which was assumed by Borrower as a result of the Merger (collectively, the "Original Notes"), and evidencing part of the obligations under the Hauppauge LSA and the AFL LSA, remains outstanding as of the date hereof and shall continue to be secured pursuant to the terms of the Loan Agreement and the other agreements executed in connection therewith or in connection with the Hauppauge LSA or the AFL LSA. To the extent that the principal balance of this Note includes the indebtedness hitherto evidenced by the Original Notes, this

Note (i) merely re-evidences the indebtedness hitherto evidenced by the Original Notes, (ii) is given in substitution for, and not as payment of, the Original Notes and (iii) is in no way intended to constitute a novation of any of the Original Notes.

                                    HAUPPAUGE RECORD
                                    MANUFACTURING LTD.


                                    By: /s/ Charles Kavanagh
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                                    Name:   Charles Kavanagh
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                                    Title:  Vice President-Finance
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